UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 10, 2011

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72097	74-2897368
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida (Address of principal executive offices)	33913 (Zip Code)

(239) 768-0600
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Between January 10, 2011 and January 12, 2011, NeoGenomics, Inc., a Nevada corporation (the “Company”), entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”) pursuant to which the Company has sold to the Investors an aggregate of 2,001,667 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $1.50 per share (the “Common Stock Financing”).  In connection with the Common Stock Financing, the Company also entered into registration rights agreements with the Investors.

The Investors include, among others, (i) the Douglas M. VanOort Living Trust (of which Douglas VanOort, Chief Executive Officer and Chairman of the Company’s Board of Directors, is affiliated), (ii) the Steven and Carisa Jones Defined Benefit Pension Plan & Trust (of which  Steven Jones, Executive Vice President – Finance and a director of the Company, is affiliated), (iii) The George A. Cardoza Family Trust (of which George Cardoza, the Company’s Chief Financial Officer, is affiliated), (iv) Mark W. Smits (who is the Company’s Vice President of Sales and Marketing), and (v) Kevin C. Johnson (who is a director of the Company).

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Shares is hereby incorporated by reference in this Item 3.02.  Exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for the sale of the Shares to the Investors was based on Section 4(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

99.1	Press Released issued by NeoGenomics, Inc. on January 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Jerome J. Dvonch
Jerome J. Dvonch
Principal Accounting Officer

Date: January 13, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Released issued by NeoGenomics, Inc. on January 12, 2011